Exhibit 10.5

ALLIANCE ONE INTERNATIONAL, INC.

PENSION EQUITY PLAN

Amended and Restated Effective January 1, 2009

Originally Effective January 1, 1986

TABLE OF CONTENTS

ARTICLE 1

Definitions

4

1.01

Accounting Firm

4

1.02

Administrator

4

1.03

Affiliate

4

1.04

Board

4

1.05

Cash Balance Plan

4

1.06

Capped Parachute Payments

4

1.07

Cause

4

1.08

Change in Control

4

1.09

Code

5

1.10

Compensation

5

1.11

Compensation Committee

5

1.12

Control Change Date

5

1.13

Corporation

5

1.14

Credited Compensation

5

1.15

Credited Service

6

1.16

Employee

6

1.17

Excess Parachute Payment Amount

6

1.18

Fiscal Year

6

1.19

Frozen Average Compensation

6

1.20

Grandfathered Participant

6

1.21

Joint and Survivor Annuity

7

1.22

Net After-Tax Amount

7

1.23

Normal Form

7

1.24

Normal Retirement Allowance

7

1.25

Normal Retirement Date

7

1.26

Offset Amount

7

1.27

Parachute Payment

8

1.28

Participant

8

1.29

Plan

8

1.30

Pro Ration Percentage

8

1.31

Retirement, Retire, Retired or Retires

9

1.32

Separation from Service

9

1.33

Spouse or Surviving Spouse

9

1.34

Year of Service

9

ARTICLE 2

Participation

10

ARTICLE 3

Retirement Allowance

10

3.01

Normal Retirement Allowance

10

3.02

Time and Form of Payment of Normal Retirement Allowance

10

3.03

Pre-Retirement Death Benefit

11

3.04

Delay of Payments

12

3.05

Certain Retired Participants as of December 31, 2008

12

ARTICLE 4

Vesting

12

4.01

Normal Vesting

12

4.02

Change in Control

12

4.03

Transition Rules

13

4.04

Forfeiture Upon Termination for Cause

13

ARTICLE 5

Administration of the Plan

13

5.01

Powers of Administrator

13

5.02

Delegation

14

5.03

Costs

14

5.04

Reliance

14

5.05

Indemnification

14

5.06

Cooperation

14

ARTICLE 6

Claim and Appeal Procedures

14

6.01

Filing of a Claim for Benefits

14

6.02

Notification to Claimant of Decision

15

6.03

Procedure for Appeal and Review

15

6.04

Decision on Review

15

6.05

Action by Authorized Representative of Claimant

16

6.06

Exhaustion of Administrative Remedies and Deadline for Filing Suit

16

ARTICLE 7

Termination, Amendment or Modification of Plan

16

7.01

Reservation of Rights

16

7.02

Limitation on Actions

16

ARTICLE 8

Miscellaneous

16

8.01

Limitation on Benefits

16

8.02

Unfunded Plan

16

8.03

Other Benefits and Agreements

16

8.04

Facility of Payments

16

8.05

Restrictions on Transfer of Benefits

16

8.06

No Guarantee of Employment

16

8.07

“Top Hat” Pension Benefit Plan

16

8.08

Receipt and Release

16

8.09

Reliance on Data

16

8.10

Withholding and Reporting

16

8.11

Number and Gender

16

8.12

Headings

16

8.13

Deferred Compensation

16

8.14

No Tax Representations

16

8.15

Binding Effect

16

8.16

Severability

16

8.17

Applicable Law

16

ARTICLE 9

Adoption and Execution.

16

ALLIANCE ONE INTERNATIONAL, INC.
PENSION EQUITY PLAN

INTRODUCTION

Alliance One International, Inc. (the “Corporation”) maintains the Alliance One International, Inc. Pension Equity Plan (the “Plan”) to provide unfunded supplemental retirement benefits to a select group of management and highly compensated employees as such terms are used in sections 201, 301, and 501 of the Employee Retirement Income Security Act of 1974.  The Plan was originally effective January 1, 1986.  The Corporation previously amended the Plan on or about August 25, 2004, March 11, 2005, May 24, 2006, and March 30, 2007.  During the period from January 1, 2005 through December 31, 2008, the Plan has been administered in good faith compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and guidance issued thereunder, including but not limited to Internal Revenue Service Notices 2005-1, 2006-79, 2007-78 and 2007-86 and proposed and final regulations published under Section 409A of the Code.

Except as otherwise specifically provided, the provisions of the Plan as amended and restated herein are generally effective as of January 1, 2009, and are intended to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code.

The provisions of the Plan as amended and restated herein shall not apply to a Grandfathered Participant who Retires on or after March 11, 2005 and prior to April 1, 2007.  The rights and benefits of any such Grandfathered Participant shall be determined in accordance with the terms and provisions of the amendment to the Plan executed on May 24, 2006 (if the Participant Retires on or after May 24, 2006 and prior to April 1, 2007) or the amendment to the Plan dated March 11, 2005 (if the Participant Retires on or after March 11, 2005 and prior to May 24, 2006).

Participation in the Plan is frozen effective December 31, 2004.  In addition, no Participant shall accrue additional benefits under this Plan on account of Compensation paid after March 31, 2007.

ARTICLE 1
DEFINITIONS

1.01

Accounting Firm

Accounting Firm means the accounting firm, consulting firm or other qualified service provider designated by the Corporation.

1.02

Administrator

Administrator means an administrative committee composed of the Corporation’s Senior Vice President – Human Resources and Vice President – Compensation and Benefits, provided that no member of such committee shall take part in any discretionary administrative decision with respect to such member’s benefits (if any) under the Plan.  Notwithstanding the foregoing, the Compensation Committee in its discretion may remove or replace any member of the administrative committee, or name a different committee or an individual to serve as Administrator hereunder.

1.03

Affiliate

Affiliate means any related person or entity that along with the Corporation would be considered a single employer under Code Section 414(b) or (c), provided that in applying such rules the existence of a controlled group of corporations or of a group of trades or businesses under common control shall be based on a threshold of 50% instead of 80%.  A person or entity shall be considered an Affiliate only during the time it would be considered a single employer with the Corporation under such provisions.

1.04

Board

Board means the Board of Directors of the Corporation.

1.05

Cash Balance Plan

Cash Balance Plan means the Alliance One International, Inc. Pension Plan (formerly known as the DIMON Incorporated Cash Balance Plan), and any successor thereto.

1.06

Capped Parachute Payments

Capped Parachute Payments means the largest amount of Parachute Payments that may be paid to the Participant without liability under Code Section 4999.

1.07

Cause

A Participant’s termination of employment will be deemed to have been “for Cause” hereunder if the Administrator determines that the Participant’s employment was terminated in whole or in part by reason of (i) one or more violations of the Corporation’s Code of Conduct (as in effect from time to time) or (ii) one or more violations of law (other than misdemeanor traffic violations) that injure or damage the business reputation or prospects of the Corporation or an Affiliate.

1.08

Change in Control

Effective on and after April 1, 2007, Change in Control means that (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 30% of the aggregate voting power of all classes of the Corporation’s voting securities on a fully diluted basis, after giving effect to the conversion of all outstanding warrants, options and other securities of the Corporation convertible into or exercisable for voting securities of the Corporation (whether or not such securities are then exercisable); (ii) the shareholders of the Corporation approve (A) a plan of merger, consolidation or share exchange between the Corporation and an entity other than a direct or indirect wholly-owned subsidiary of the Corporation or (B) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of the Corporation’s property; or (iii) during any period of two consecutive years (which period may be deemed to begin prior to the date of this agreement), individuals who at the beginning of such period constituted the Board, together with any new members of the Board whose election by the Board or whose nomination for election by the shareholders of the Corporation was approved by a majority of the members of the Board then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

1.09

Code

Code means the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect at the relevant time.

1.10

Compensation

Compensation means the taxable earnings for services rendered as an Employee and paid in cash by the Corporation and its Affiliates to the Participant, plus amounts deferred or contributed under Code Sections 401(k), 125, 129 or 132(f)(4) pursuant to the Participant’s salary reduction agreement, but excluding commissions, extra pay for temporary foreign service, amounts paid as special incentive bonuses under incentive programs established in connection with the merger of Standard Commercial Corporation and DIMON Incorporated, and severance or similar benefits paid by the Corporation or any Affiliate on account of termination of employment.  Compensation shall not include any amount paid or payable after March 31, 2007.

1.11

Compensation Committee

Compensation Committee means the Executive Compensation Committee of the Board (or such other committee of the Board appointed by the Board to administer the Plan).

1.12

Control Change Date

Control Change Date means the date on or after April 1, 2007, on which all of the events necessary for a Change in Control have occurred.

1.13

Corporation

Corporation means Alliance One International, Inc. and any successor corporation.

1.14

Credited Compensation

(a)

If the Participant dies or Retires prior to April 1, 2007, Credited Compensation means 1.1% multiplied by years of Credited Service multiplied by the average of the Compensation paid to the Participant with respect to periods of employment with the Corporation or an Affiliate during the five consecutive Fiscal Years during the last ten

Fiscal Years that the Participant was employed by the Corporation or an Affiliate that yields the highest number.

(b)

If the Participant dies or Retires on or after April 1, 2007, Credited Compensation means 1.1% multiplied by years of Credited Service multiplied by the Participant’s Frozen Average Compensation.

1.15

Credited Service

Credited Service means a Participant’s total period of service as an Employee who is compensated on a salaried basis, determined as of December 31, 2004, plus the additional years of Credited Service, if any, that the Participant would earn on account of continued employment as a salaried employee of the Corporation after such date until the date the Participant would attain age 65.  All periods of such service (whether or not consecutive or continuous) shall be aggregated and twelve months of such service shall constitute a year of Credited Service.

1.16

Employee

Employee means a person who is an employee of the Corporation or an Affiliate.

1.17

Excess Parachute Payment Amount

Excess Parachute Payment Amount means the excess of the total amount of Parachute Payments over the amount of Capped Parachute Payments.

1.18

Fiscal Year

Fiscal Year means the Corporation’s taxable year for Federal income tax purposes.

1.19

Frozen Average Compensation

Frozen Average Compensation means the average of the Compensation paid to the Participant during the five consecutive Fiscal Years in the ten Fiscal Years immediately preceding April 1, 2007, that yields the highest such average.

1.20

Grandfathered Participant

A Participant is a Grandfathered Participant only if and so long as all of the following requirements are satisfied:

(a)

The entire benefit payable with respect to the Participant under this Plan was earned and vested and no longer subject to a substantial risk of forfeiture as of December 31, 2004, as determined in accordance with Code Section 409A and applicable guidance thereunder;

(b)

No portion of the benefit payable with respect to the Participant under the Plan has been materially modified after October 3, 2004, as determined in accordance with Code Section 409A and applicable guidance thereunder; and

(c)

Code Section 409A does not otherwise apply to any portion of the Participant’s benefit when the benefit becomes payable or benefit payments commence.

1.21

Joint and Survivor Annuity

Joint and Survivor Annuity means an annuity benefit under which equal monthly installments are payable to the Participant during his lifetime and under which, upon the earlier death of the Participant, monthly installments are payable to the Surviving Spouse during her lifetime in an amount equal to 50% of the Participant’s monthly payment.  The Joint and Survivor Annuity shall be actuarially equivalent (using the actuarial assumptions and methods applicable to the Cash Balance Plan) in value to the Participant’s Normal Retirement Allowance.

1.22

Net After-Tax Amount

Net After-Tax Amount means the amount of any Parachute Payments or Capped Parachute Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan after a Control Change Date. The determination of the Net After-Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Parachute Payments, as applicable, in effect for the year in which the determination is made.

1.23

Normal Form

Normal Form means payment of a benefit in the form of a single life annuity payable monthly and commencing as of the Participant’s Normal Retirement Date.

1.24

Normal Retirement Allowance

Normal Retirement Allowance means the benefit described in Section 3.01.

1.25

Normal Retirement Date

Provided that the Participant has met the vesting requirements of Section 4.01, 4.02 or 4.03, Normal Retirement Date means the first day of the month next following the later of:

(a)

The Participant’s Separation from Service; or

(b)

The date the Participant has both attained age 60 (55 if the Participant had the title of Senior Vice President or above with DIMON Incorporated (or one of its predecessors) prior to July 1, 1995), and satisfied the rule of 85, or the date the Participant would have satisfied such requirements but for his Separation from Service.  The Participant will satisfy the rule of 85 when the sum of his age (in years) and his Years of Service equals 85.

1.26

Offset Amount

Offset Amount means the sum of the benefits, if any, accrued for or on behalf of a Participant under the Cash Balance Plan, the Alliance One International, Inc. Global Pension Plan (or its successor) and the Alliance One Brasil Exportadora de Tobacos Ltda Pension Plan (or its successor).  The Offset Amount shall be expressed as a monthly amount that would be paid in the Normal Form.  To calculate the Offset Amount, the Administrator shall convert each benefit that is includible in the Offset Amount into an actuarially equivalent monthly benefit expressed in the Normal Form, and then add such monthly amounts together.  The following special rules shall apply:

(a)

The Offset Amount shall be determined as of the date of the Participant’s Separation from Service or, for purposes of determining any benefit payable under Section 3.03, the Participant’s death.

(b)

Actuarial equivalence shall be determined using the actuarial assumptions and methods applicable to the Cash Balance Plan as of the Participant’s Separation from Service or, for purposes of determining any benefit payable under Section 3.03, the Participant’s death.

(c)

The Administrator may adopt such procedures and conventions as it deems necessary or appropriate to calculate the Offset Amount hereunder, including but not limited to procedures and conventions for converting amounts expressed in different currencies into the corresponding amounts expressed in the currency in which Plan benefits will be paid.

1.27

Parachute Payment

Parachute Payment means a payment that is described in Code Section 280G(b)(2) (without regard to whether the aggregate present value of such payments exceeds the limit prescribed by Code Section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code Section 280G and the regulations promulgated thereunder.

1.28

Participant

Participant means an Employee who satisfies the requirements of Article 2.

1.29

Plan

Plan means this Alliance One International, Inc. Pension Equity Plan.

1.30

Pro Ration Percentage

Pro Ration Percentage means the percentage determined by adding the “service fraction” and the “age fraction” and dividing the sum by two.

(a)

In the case of a Participant who had the title Senior Vice President or above with the Corporation or an Affiliate on July 1, 1995:

(i)

The “service fraction” is a fraction in which the numerator is the Years of Service (in whole and fractional years, but not to exceed thirty) credited to the Participant on the date of termination of employment with the Corporation and its Affiliates and the denominator of which is thirty; and

(ii)

The “age fraction” is a fraction in which the numerator is the Participant’s age (in whole and fractional years, but not to exceed fifty-five) on the date of termination of employment with the Corporation and its Affiliates and the denominator of which is fifty-five.

(b)

In the case of a Participant who is not described in paragraph (a) above:

(i)

The “service fraction” is a fraction in which the numerator is the Years of Service (in whole and fractional years, but not to exceed twenty-five) credited to the

Participant on the date of termination of employment with the Corporation and its Affiliates and the denominator of which is twenty-five; and

(ii)

The “age fraction” is a fraction in which the numerator is the Participant’s age (in whole and fractional years, but not to exceed sixty) on the date of termination of employment with the Corporation and its Affiliates and the denominator of which is sixty.

By way of illustration, a Participant who was not a Senior Vice President or above on July 1, 1995, and who terminates employment at age fifty and after completing eighteen Years of Service and after satisfying the vesting requirements of Section 4.02 will have a “service fraction” of 18/25 and an “age fraction” of 50/60 or 5/6. In that example, the Pro Ration Percentage is 77.7% (18/25 plus 5/6) divided by 2 = (.72 plus .833) divided by 2.

1.31

Retirement, Retire, Retired or Retires

Retirement, Retire, Retired or Retires means the termination of a Participant’s employment with the Corporation or an Affiliate for any reason other than the Participant’s death prior to his Normal Retirement Date.

1.32

Separation from Service

Separation from Service means the Participant’s “separation from service” with the Corporation and its Affiliates within the meaning of Code Section 409A(a)(2)(A)(i) and applicable regulations and other guidance thereunder.  A Separation from Service shall not have occurred:

(a)

So long as the employment relationship is treated as continuing intact under Treasury Regulation § 1.409A-1(h)(i); or

(b)

If the Participant continues to provide more than insignificant services as an employee, consultant or other service provider to the Corporation or any Affiliate.  The Participant will be deemed to be providing more than insignificant services after a particular date unless the facts and circumstances indicate that the Corporation and the Participant reasonably anticipate that the level of bona fide services the Participant will perform after such date would permanently decrease to no more than 20% of the average level of the Participant’s bona fide services over the preceding 36-month period.  The provisions of this paragraph shall be administered in a manner consistent with Treasury Regulation § 1.409A-1(h)(ii).

1.33

Spouse or Surviving Spouse

Spouse means the person to whom the Participant is legally married on the date the Participant Retires or dies.  Surviving Spouse means the Spouse, provided that the Spouse survives the Participant.

1.34

Year of Service

Year of Service means a year of vesting service as determined under the Cash Balance Plan.  If the Participant is not a participant in the Cash Balance Plan, a Year of Service shall be twelve (12) months of active service as an Employee of the Corporation and its Affiliates, whether or not consecutive.  An Employee shall receive credit for one (1) month of active service for each calendar month in which he performs substantial services for the Corporation or an Affiliate, as determined by the Administrator.

ARTICLE 2
PARTICIPATION

Participation in the Plan shall be limited to Employees who were participating in the Plan as of December 31, 2004.  A Participant shall cease to be a Participant in the Plan on the date that he ceases to be an Employee unless, as of that date, he is entitled to receive a benefit under the Plan in accordance with Articles 3 and 4.

ARTICLE 3
RETIREMENT ALLOWANCE

3.01

Normal Retirement Allowance

Subject to the requirements and limitations of Article 4 and Section 8.01, a Participant who Retires shall be entitled to receive a Normal Retirement Allowance under the Plan.  The Normal Retirement Allowance is a monthly benefit commencing in the month that includes the Participant’s Normal Retirement Date and ending with the payment for the month in which the Participant dies.  The Normal Retirement Allowance shall be paid in accordance with Section 3.02.

(a)

If a Participant Retires on or after satisfying the vesting requirements of Section 4.01, the Normal Retirement Allowance is a monthly benefit which shall be equal to the difference between (i) and (ii) below where

(i)

= the Participant’s Credited Compensation divided by twelve (12), and

(ii)

= the Offset Amount.

(b)

If a Participant Retires on or after satisfying the vesting requirements of Section 4.02 but before satisfying the vesting requirements of Section 4.01, the Normal Retirement Allowance is a monthly benefit which shall be equal to the difference between (i) and (ii) below where

(i)

= the product of the Pro Ration Percentage times the Participant’s Credited Compensation, divided by twelve (12), and

(ii)

= the Offset Amount.

3.02

Time and Form of Payment of Normal Retirement Allowance

(a)

If the Participant is married on his Normal Retirement Date, the Corporation will pay the Normal Retirement Allowance to the Participant in the form of an actuarially equivalent Joint and Survivor Annuity commencing in the month that includes the Participant’s Normal Retirement Date.

(b)

If the Participant is not married on his Normal Retirement Date, the Corporation will pay the Normal Retirement Allowance to the Participant in the form of a life annuity with monthly payments commencing in the month that includes the Participant’s Normal Retirement Date.

(c)

If the Participant’s Normal Retirement Date is the date of the Participant’s Separation from Service or within the six month period immediately following the Participant’s Separation from Service, the Corporation shall withhold monthly payments due during such period, and shall pay the amounts withheld in a single sum with interest at an annual rate of 5% in the seventh month following the Participant’s Separation from Service.

(d)

No benefits will be payable pursuant to Section 3.01 or 3.02 if the Participant dies before his Normal Retirement Date.  If the Participant dies on or after his Normal Retirement Date but before payments begin pursuant to paragraph (c) above, any unpaid amounts as of the Participant’s date of death shall be paid to the Participant’s Surviving Spouse at the same time such amounts would have been paid to the Participant.  If the Participant does not have a Surviving Spouse, such amounts shall be paid to the Participant’s estate at the same time such amounts would have been paid to the Participant.

(e)

Notwithstanding any provision of the Plan to the contrary, except as required to comply with Section 409A(a)(2)(B)(i), the provisions of the Plan as amended and restated herein shall not cause any amounts otherwise payable to a Participant in 2008 (under the terms of the March 30, 2007 amendment to the Plan) to be paid after 2008, and shall not cause any amounts otherwise payable after 2008 (under the terms of the March 30, 2007 amendment to the Plan) to be paid in 2008.

3.03

Pre-Retirement Death Benefit

If a Participant dies before his Normal Retirement Date but after the earlier of attaining age fifty (50) or satisfying the vesting requirements of Section 4.01 or 4.02, a monthly allowance shall be paid to the Participant’s Surviving Spouse, if any, commencing in the month immediately following the later of the month in which the Participant would have attained age sixty (60) and the month in which the Participant dies, and ending with the payment for the month in which the Surviving Spouse dies.

(a)

If the Participant dies after attaining age fifty (50) but before attaining age sixty (60), the monthly allowance payable to the Surviving Spouse shall be equal to the monthly amount that would be payable to the Surviving Spouse under a survivor annuity had the Participant Retired on his date of death, started receiving payment of his Normal Retirement Allowance in the month in which he attained age (60) in the form of an actuarially equivalent Joint and Survivor Annuity, and died on the last day of such month.

(b)

If the Participant dies on or after attaining age sixty (60), the monthly allowance payable to the Surviving Spouse shall be equal to the monthly amount that would be payable to the Surviving Spouse under a survivor annuity had the Participant Retired on the day before his date of death and started receiving payment of his Normal Retirement Allowance in the month of his Retirement in the form of an actuarially equivalent Joint and Survivor Annuity, and died on the last day of such month.

(c)

For purposes of this Section 3.03, the Normal Retirement Allowance shall be calculated under Section 3.01(b) unless prior to his date of death the Participant had satisfied the vesting requirements of Section 4.01, in which case the Normal Retirement Allowance shall be calculated under Section 3.01(a).

No benefit shall be payable under this Section unless the Participant dies after attaining age fifty (50) but before benefit payments have commenced pursuant to Article 3.

3.04

Delay of Payments

Notwithstanding the foregoing provisions of Article 3, the Corporation will delay any payment due to the Participant or Surviving Spouse hereunder if the Administrator reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws, provided that any payment delayed pursuant to this paragraph shall be paid at the earliest date at which the Administrator reasonably anticipates that the making of the payment will not cause such a violation.  If the making of a payment at the time specified under the Plan would jeopardize the ability of the Corporation and its Affiliates to continue as a going concern, the payment will be treated for purposes of this Plan as made upon the date specified under the Plan if the payment is made during the first taxable year of the Participant in which the making of the payment would not have such effect.

3.05

Certain Retired Participants as of December 31, 2008

If the Participant and the Corporation have entered into a release agreement or any other agreement (including but not limited to an amendment to an existing employment agreement) in connection with the Participant’s Retirement on or after January 1, 2005 and before January 1, 2009, and the provisions of the release agreement specify the amount of the Participant’s Normal Retirement Allowance and the amount of the surviving spouse’s death benefit, the amounts so specified shall be deemed correct for purposes of Sections 3.01 and 3.02 hereunder.

ARTICLE 4
VESTING

4.01

Normal Vesting

No benefit will be payable to a Participant or Surviving Spouse under the provisions of Sections 3.01 and 3.02 hereunder unless the Participant has satisfied the vesting requirements of this Section 4.01 or Section 4.02.  A Participant will satisfy the vesting requirements of this Section 4.01 if the Participant remains actively employed by the Corporation or an Affiliate until the earliest of:

(a)

March 31, 2012;

(b)

The date as of which the Participant has attained age sixty (60) and the sum of the Participant’s age and the number of Years of Service credited to the Participant equals or exceeds eighty-five (85); or

(c)

If the Participant had the title of Senior Vice President or above with DIMON Incorporated (or one of its predecessors) prior to July 1, 1995, the date as of which the Participant has attained age fifty-five (55) and the sum of the Participant’s age and the number of Years of Service credited to the Participant equals or exceeds eighty-five (85).

4.02

Change in Control

Subject to Sections 4.04 and 8.01, any Participant who is an Employee of the Corporation or an Affiliate on a Control Change Date and who Retires before satisfying the vesting requirements of Section 4.01 shall be entitled to a Normal Retirement Allowance in accordance with Sections 3.01(b) and 3.02.

4.03

Transition Rules

Notwithstanding the provisions of Sections 4.01 and 4.02, any Participant who is an Employee on May 13, 2005 shall be deemed to have satisfied the vesting requirements of Section 4.02 and shall be entitled to a Normal Retirement Allowance in accordance with Sections 3.01(b) and 3.02 if, on or before May 13, 2007 and before satisfying the vesting requirements of Section 4.01, the Participant is terminated without Cause or the Participant resigns for Good Reason.  For purposes of this Section 4.03, the terms “Cause” and “Good Reason” shall have the meanings assigned to them under the amendment to the Plan executed on May 24, 2006.

4.04

Forfeiture Upon Termination for Cause

Notwithstanding Sections 4.01and 4.02, if the Participant’s employment with the Corporation or an Affiliate is terminated for Cause, all rights of the Participant and any Surviving Spouse or other person claiming under or through him hereunder shall be forfeited and no further payments hereunder (pursuant to Article 3 or otherwise) shall be made to the Participant or any Surviving Spouse or other person claiming under or through him.

ARTICLE 5
ADMINISTRATION OF THE PLAN

5.01

Powers of Administrator

The Plan shall be administered by the Administrator.  The Administrator shall have the discretionary powers and authority as are necessary for the proper administration of the Plan, including, but not limited to, the discretionary power and authority to:

(a)

Interpret the Plan and other documents, decide questions and disputes, supply omissions, and resolve inconsistencies and ambiguities arising under the Plan and other documents, which interpretations and decisions shall be final and binding on all Participants and beneficiaries;

(b)

Make any other determinations that it believes necessary or advisable for the administration of the Plan;

(c)

Establish rules, regulations and forms of agreements and other instruments relating to the administration of the Plan not inconsistent with the Plan;

(d)

Maintain any records necessary in connection with the operation of the Plan;

(e)

Retain counsel, employ agents, and provide for such clerical, accounting, actuarial, and consulting services as it deems necessary or desirable to assist it in the administration of the Plan;

(f)

Make benefit payments and determine benefit decisions upon claims and appeal to the extent it has the authority to make such claim and appeal determinations under Article 6; and

(g)

Otherwise administer the Plan in accordance with its terms.

5.02

Delegation

In its absolute discretion, the Administrator may delegate all or any part of its authority hereunder and other administrative duties of the Administrator to an employee or a committee composed of employees of the Corporation and all reference to the Administrator in the Plan shall be deemed to include any such delegate to the extent authorized by such delegation.  Decisions and determinations made by the Administrator or an employee or committee of employees acting within the scope of authority delegated by the Administrator shall be final and binding upon all persons. No determination of the Administrator in one case shall create a bias or retroactive adjustment in any other case.

5.03

Costs

The costs of administering the Plan shall be borne by the Corporation.

5.04

Reliance

The Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to it by any officer or other employee of the Corporation or any Affiliate, the Corporation’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Corporation or an Affiliate to assist in the administration of the Plan.  To the maximum extent permitted by law, no person serving as the Administrator (or a member of a committee acting as Administrator), nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

5.05

Indemnification

The Corporation shall indemnify all of its and its Affiliates’ employees and directors involved in the administration of the Plan (the “indemnified parties”) against any and all claims, losses, damages, costs and expenses, including attorney’s fees, incurred by the indemnified parties, and any liability, including any amounts paid in settlement with the Corporation’s approval, arising from an indemnified party’s action or failure to act, except when the action or failure to act is judicially determined to be attributable to the indemnified party’s gross negligence or willful misconduct.

5.06

Cooperation

To enable the Administrator to perform its functions, the Corporation and its Affiliates shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death or other reason for termination of employment, and such other pertinent facts as the Administrator may require.

ARTICLE 6
CLAIM AND APPEAL PROCEDURES

The following claim and appeal procedure shall apply with respect to the Plan:

6.01

Filing of a Claim for Benefits

If the Participant or Surviving Spouse (the “claimant”) believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim with the Administrator within sixty (60) days after the latest date for payment of the claimed benefit under the terms of the Plan.

6.02

Notification to Claimant of Decision

Within 90 days after receipt of a claim by the Administrator (or within 180 days if special circumstances require an extension of time), the Administrator shall notify the claimant of its decision with regard to the claim.  In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished.  If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial.

6.03

Procedure for Appeal and Review

Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the last date on which such notice could have been timely given, the claimant may appeal denial of the claim by filing a written application for review with the Appeals Committee.  Following such request for review, the Appeals Committee shall fully and fairly review the original decision denying the claim.  Prior to the decision of the Appeals Committee on review, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.  The members of the Appeals Committee shall be the Corporation’s Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer.  In the event the claimant is a member of the Appeals Committee or the claim relates to such member’s benefits under the Plan, such member shall not participate in the Appeals Committee’s review or decision-making with respect to the appeal.  In administering the Plan’s procedures for appeals and in deciding the outcome of appeals, the Appeals Committee shall have all of the powers and discretion of the Administrator.

6.04

Decision on Review

The decision on review of a claim denied in whole or in part shall be made in the following manner:

(a)

Within 60 days following receipt by the Appeals Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Appeals Committee shall notify the claimant in writing of its decision with regard to the claim.  In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

(b)

With respect to a claim that is denied in whole or in part, notice of the decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, reference to specific Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim, and a statement describing the claimant’s right to bring an action under Section 502(a) of ERISA.

(c)

The decision of the Appeals Committee shall be final and conclusive.

6.05

Action by Authorized Representative of Claimant

All actions set forth in this Article 6 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act on his behalf on such matters.  The Administrator may require such evidence as it may reasonably deem necessary or advisable of the authority to act of any such representative.

6.06

Exhaustion of Administrative Remedies and Deadline for Filing Suit

A claimant must exhaust his or her administrative remedies under the Plan before filing a suit for benefits, and until the claimant exhausts such remedies he or she shall be barred from filing suit to recover benefits under the Plan.  A claimant who has exhausted his or her administrative remedies must file suit no later than 180 days after the Appeals Committee makes a final determination to deny the claim pursuant to Section 6.04, and a claimant who fails to file suit within such time limit shall be forever barred from filing suit to recover on the claim.

ARTICLE 7
TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

7.01

Reservation of Rights

Subject to the limitations set forth in Section 7.02. the Compensation Committee shall have the power to amend or terminate the Plan at any time for any reason.

7.02

Limitation on Actions

The rights of the Corporation set forth in the preceding Section are subject to the following limitations:

(a)

The Compensation Committee shall take no action to amend or terminate the Plan or decrease the benefit that would become payable or is payable, as the case may be, with respect to a Participant or his Surviving Spouse after a Control Change Date or after the Participant has satisfied the requirements of Section 4.01, 4.02 or 4.03 unless the Participant agrees to such amendment or termination in writing.

(b)

No such action to amend or terminate the Plan shall have the effect of changing the provisions of the Plan applicable to any Participant or Surviving Spouse in a manner that would trigger the additional taxes provided under Code Section 409A(a)(1)(B).

Notwithstanding the provisions of paragraph (a) above, the Compensation Committee shall have the power to amend this Plan from time to time without the consent of any Participant or other party to the extent the Compensation Committee deems necessary or appropriate to preserve the intended tax treatment of benefits payable hereunder.

ARTICLE 8
MISCELLANEOUS

8.01

Limitation on Benefits

(a)

This Section 8.01 shall apply only if:

(i)

Accelerating the vesting of the Participant’s benefits pursuant to Section 4.02 would cause any portion of the benefits payable under this Plan to constitute Parachute Payments that are subject to the “golden parachute” rules of Code Section 280G and the excise tax of Code Section 4999; and

(ii)

A reduction in the Parachute Payments would allow the Participant to receive a greater Net After-Tax Amount than he would receive absent a reduction.

(b)

In the event of a Change in Control, the Accounting Firm will determine for each Participant to whom Section 4.02 may apply:

(i)

The amount of Parachute Payments attributable to accelerating vesting of the Participant’s benefits under this Plan upon the Change in Control;

(ii)

The total amount of any Parachute Payments that would payable to the Participant on account of the Change in Control without regard to this Section;

(iii)

The Net After-Tax Amount attributable to the Participant’s total Parachute Payments;

(iv)

The amount of the Participant’s Capped Parachute Payments;

(v)

The Net After-Tax Amount attributable to the Participant’s Capped Parachute Payments; and

(vi)

The Excess Parachute Payment Amount.

(c)

The Participant will become fully vested under the Plan pursuant to Section 4.02 unless the Accounting Firm determines that the Capped Parachute Payments would yield the Participant a higher Net After-Tax Amount.

(d)

No portion of the Participant’s benefit under the Plan shall vest on account of the Change in Control if the Accounting Firm determines that the Capped Parachute Payments would yield the Participant a higher Net After-Tax Amount, and the amount determined under paragraph (b)(i) above is less than or equal to the Excess Parachute Payment Amount.  However, this paragraph shall only apply if the Participant’s benefits under this Plan and all other plans and arrangements can be reduced to the Capped Parachute Payment amount.

(e)

If the Accounting Firm determines that the Capped Parachute Payments would yield the Participant a higher Net After-Tax Amount, and the amount determined under paragraph (b)(i) above is greater than the Excess Parachute Payment Amount, then the vesting percentage in Section 4.02 shall be reduced below 100% to the extent necessary so that the Participant only receives the Capped Parachute Payment amount.

(f)

If the Administrator determines that the Participant’s Parachute Payments are subject to reduction or modification under any other plan, agreement or arrangement, the Administrator shall apply the provisions of this Plan (including this Section 8.01) before applying the provisions of the other plans, agreements or arrangements.  If another plan, agreement or arrangement contains ordering rules that conflict with this Section 8.01, the Administrator shall first apply the more recently adopted Parachute Payment limitations.

(g)

All determinations made by the Accounting Firm under this Section 8.01 are binding on the Participant and the Corporation and its Affiliates.

(h)

The provisions of this Section 8.01 shall apply only if and to the extent such application will not have the effect of delaying or accelerating any payment of deferred compensation in violation of Code Section 409A.  The provisions of this Section 8.01 shall be interpreted and implemented in a manner that will not subject the Participant to the taxes imposed by Code Section 409A.

8.02

Unfunded Plan

The Corporation and its Affiliates have only a contractual obligation to make payments of the benefits described in the Plan. All benefits are to be satisfied solely out of the general corporate assets of the Corporation and its Affiliates which shall remain subject to the claims of its creditors. No assets of the Corporation or its Affiliates will be segregated or committed to the satisfaction of any obligations to any Participant or Surviving Spouse under this Plan. If the Corporation or an Affiliate, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

8.03

Other Benefits and Agreements

The benefits, if any, provided for a Participant or a Surviving Spouse under the Plan are in addition to any other benefits available to such persons under any other plan or program of the Corporation for its employees, and, except as otherwise expressly provided in this Plan, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Corporation or an Affiliate in which a Participant is participating.

8.04

Facility of Payments

If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Administrator, upon the receipt of satisfactory evidence of incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or administrator has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.  Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

8.05

Restrictions on Transfer of Benefits

No right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Spouse or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities, engagements or torts of any Participant or his or her Spouse.  Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

8.06

No Guarantee of Employment

The Plan does not in any way limit the right of the Corporation or an Affiliate at any time and for any reason to terminate the Participant’s employment or such Participant’s status as an officer of the Corporation or an Affiliate. In no event shall the Plan by its terms or implications constitute an employment contract of any nature whatsoever between the Corporation or an Affiliate and a Participant.

8.07

“Top Hat” Pension Benefit Plan

The Plan is an “employee pension benefit plan” within the meaning of ERISA.  However, the Plan is unfunded and maintained for a select group of management or highly compensated employees of the Corporation and its Affiliates and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title I of ERISA.  The Plan is not intended to qualify under Section 401(a) of the Code.

8.08

Receipt and Release

Payments (in any form) to any Participant or Surviving Spouse in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the benefits to which the payments relate against the Corporation and its Affiliates, and the Administrator may require such Participant or Surviving Spouse, as a condition to such payments, to execute a receipt and release to such effect.

8.09

Reliance on Data

The Corporation and the Administrator shall have the right to rely on any data provided by the Participant or by any Surviving Spouse.  Such data provided by the Participant shall be binding upon any party seeking to claim a benefit through the Participant, and the Corporation and the Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by the Participant or Surviving Spouse.

8.10

Withholding and Reporting

To the extent permitted under Code Section 409A and applicable regulations and other guidance thereunder, the Corporation and its Affiliates shall have the right to make such arrangements as they deem necessary or appropriate to deduct or withhold from any and all payments made pursuant to the Plan (or from any other compensation or benefits payable to the Participant or Surviving Spouse under any other arrangement) any taxes required by law to be withheld from a Participant or Surviving Spouse with respect to benefits accrued or paid under this Plan.

8.11

Number and Gender

Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the feminine gender shall be deemed to include the masculine gender.

8.12

Headings

The headings of sections and paragraphs herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text of the Plan shall control.

8.13

Deferred Compensation

The Corporation intends that amounts payable to a Participant or Surviving Spouse pursuant to the Plan shall not be included in income for federal, state or local income tax purposes until the benefits are actually paid or delivered to such Participant or Surviving Spouse.  Accordingly, this Plan shall be interpreted and administered consistently with the requirements of Code Section 409A, as amended or supplanted from time to time, and current and future guidance thereunder.

8.14

No Tax Representations

The Corporation and the Administrator do not represent or guarantee to any Participant or Surviving Spouse that any particular federal or state income, payroll or other tax treatment will result from the Participant’s participation in this Plan.  The Participant or Surviving Spouse is solely responsible for the proper tax reporting and timely payment of any income tax or interest for which the Participant or Surviving Spouse is liable as a result of the Participant’s participation in this Plan.

8.15

Binding Effect

The Plan shall be binding upon and inure to the benefit of the Corporation and its Affiliates, their respective successors and assigns, and on Participants and Beneficiaries and their respective heirs, executors and legal representatives.

8.16

Severability

If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect but shall be interpreted and administered consistently with the requirements of Code Section 409A.

8.17

Applicable Law

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina to the extent not superseded by federal law.

ARTICLE 9
ADOPTION AND EXECUTION.

The Executive Compensation Committee of the Board of Directors of Alliance One International, Inc. authorized the amendment and restatement of the Plan on November 6, 2008.  Pursuant to such authorization and as evidence of its adoption of the Plan as amended and restated herein, Alliance One International, Inc. has caused this instrument to be signed by its duly authorized representative this 30th day of December, 2008.

ALLIANCE ONE
INTERNATIONAL, INC.

By

Michael K. McDaniel

Title

SVP Human Resources